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                                                                    Exhibit 99.1

                                                               News Release

CONTACT: Bradley S. Adams (Analysts)               FOR IMMEDIATE RELEASE
         (513) 534-0983                            March 27, 2003
         Roberta R. Jennings (Media)
         (513) 579-4153

              Fifth Third Announces Share Repurchase Authorization

         Fifth Third Bancorp's Board of Directors conducted its annual evaluation of the Company's stock repurchase program and authorized the Company to acquire in the open market or in any private transaction, from time-to-time and in accordance with applicable laws, rules and regulations, up to 20 million common shares for the issuance of stock options and other corporate purposes. Currently, there are approximately five million shares remaining under a previous authorization that will be repurchased prior to initiating purchases under the new authorization. The Company had approximately 574 million common shares outstanding as of December 31, 2002.

         Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $81 billion in assets, operates 17 affiliates with 939 full-service Banking Centers, including 132 Bank Mart(R) locations open seven days a week inside select grocery stores and 1,864 Jeanie(R) ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, West Virginia and Tennessee. The financial strength of Fifth Third's affiliate banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa1 from Standard & Poor's and Moody's, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1, and was recently recognized by Moody's with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Processing Solutions, the Bank's electronic payment processing subsidiary. Investor information and press releases can be viewed at www.53.com. The company's common stock is traded through the NASDAQ National Market System under the symbol "FITB."

This document contains forward-looking statements about Fifth Third Bancorp which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which Fifth Third does business, are less favorable than expected; (5) legislative or regulatory changes or actions adversely affect the businesses in which Fifth Third is engaged; (6) changes in the securities markets; (7) a delayed or incomplete resolution of regulatory issues (8) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (9) the outcome of legal proceedings. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third.

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